EXECUTION COPY

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                          SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                  TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.



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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page

ARTICLE I.  DEFINITIONS .....................................................  2
     Section 1.1.  Definitions ..............................................  2
     Section 1.2.  Accounting Terms and Determinations ...................... 16

ARTICLE II.  CONTINUATION OF PARTNERSHIP; BUSINESS OF PARTNERSHIP ........... 17
     Section 2.1.  Continuation ............................................. 17
     Section 2.2.  Name ..................................................... 17
     Section 2.3.  Character of the Business ................................ 17
     Section 2.4.  Location of Principal Place of Business .................. 17
     Section 2.5.  Registered Agent and Registered Office ................... 17

ARTICLE III.  TERM .......................................................... 18
     Section 3.1.  Commencement ............................................. 18
     Section 3.2.  Termination .............................................. 18

ARTICLE IV.  CAPITAL CONTRIBUTIONS .......................................... 18
     Section 4.1.  Capital Contributions; Partnership Interests
           and Percentage Interests of the Partners ......................... 18
     Section 4.2.  Issuance of Additional Partnership Interests
           and Shares ....................................................... 19
     Section 4.3.  Adjustment of Partnership Interests ...................... 21
     Section 4.4.  No Interest on or Return of Capital Contribution ......... 21

ARTICLE V.  ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS ................ 22
     Section 5.1.  Allocations of Net Income and Net Loss ................... 22
     Section 5.2.  Special Allocations ...................................... 22
     Section 5.3.  Tax Allocations .......................................... 24
     Section 5.4.  Books of Account ......................................... 26
     Section 5.5.  Tax Matters Partner ...................................... 26
     Section 5.6.  Tax Elections and Returns ................................ 26
     Section 5.7.  Tax Certifications ....................................... 28

ARTICLE VI.  DISTRIBUTIONS .................................................. 28
     Section 6.1.  General .................................................. 28
     Section 6.2.  Distributions for Taxes .................................. 28
     Section 6.3.  Other Distributions ...................................... 29
     Section 6.4.  Withholding Payments Required By Law ..................... 29
     Section 6.5.  Non-Recourse ............................................. 31

ARTICLE VII.  RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER ........ 31
     Section 7.1.  Powers and Duties of General Partner ..................... 31
     Section 7.2.  Major Decisions .......................................... 34
     Section 7.3.  Reimbursement of the General Partner ..................... 35
     Section 7.4.  Outside Activities of the General Partner ................ 35

     Section 7.5.  Contracts with Affiliates ................................ 35
     Section 7.6.  Title to Partnership Assets .............................. 36
     Section 7.7.  Reliance by Third Parties ................................ 36
     Section 7.8.  Liability of the General Partner ......................... 37
     Section 7.9.  Officers of the Partnership .............................. 37
     Section 7.10.  Covenants of THCR Regarding the Issuance
          of New Securities ................................................. 37
     Section 7.11.  Other Matters Concerning the General Partner ............ 38

ARTICLE VIII.  DISSOLUTION, LIQUIDATION AND WINDING-UP ...................... 39
     Section 8.1.  Accounting ............................................... 39
     Section 8.2.  Distribution on Dissolution .............................. 39
     Section 8.3.  Timing Requirements ...................................... 39
     Section 8.4.  Documentation of Liquidation ............................. 40
     Section 8.5.  Dissolution .............................................. 40
     Section 8.6.  Continuation of the Partnership .......................... 41

ARTICLE IX.  TRANSFER AND REDEMPTION OF PARTNERSHIP INTERESTS;
             CERTAIN CONSENT RIGHTS ......................................... 41
     Section 9.1.  General Partner Transfer ................................. 41
     Section 9.2.  Transfers by Limited Partners ............................ 42
     Section 9.3.  Certain Additional Restrictions on Transfer .............. 45
     Section 9.4.  Effective Dates of Transfers ............................. 46
     Section 9.5.  Transfer ................................................. 46
     Section 9.6.  Redemption of Partnership Interest ....................... 47
     Section 9.7.  Certain Consent Rights ................................... 47

ARTICLE X.  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS .................. 47
     Section 10.1.  No Participation in Management .......................... 47
     Section 10.2.  Bankruptcy of a Limited Partner ......................... 48
     Section 10.3.  No Withdrawal ........................................... 48
     Section 10.4.  Conflicts ............................................... 48
     Section 10.5.  Provision of Information ................................ 49
     Section 10.6.  Limited Partner Representative .......................... 50
     Section 10.7.  Power of Attorney ....................................... 51

ARTICLE XI.  INDEMNIFICATION; EXCULPATION ................................... 52
     Section 11.1.  Indemnification ......................................... 52
     Section 11.2.  Indemnification Procedures .............................. 53
     Section 11.3.  Exculpation ............................................. 54
     Section 11.4.  No Liability of Directors and Others .................... 54

ARTICLE XII.  RIGHTS UNDER THE EXCHANGE RIGHTS AGREEMENT .................... 55
     Section 12.1.  Transfer Pursuant to Exchange Rights Agreement .......... 55
     Section 12.2.  Subject to the Exchange Rights Agreement ................ 55

ARTICLE XIII.  AMENDMENT OF PARTNERSHIP AGREEMENT, MEETINGS ................. 55
     Section 13.1.  Amendments .............................................. 55
     Section 13.2.  Meetings of the Partners; Notices to Partners ........... 57


                                      (ii)
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ARTICLE XIV.  CERTIFICATE OF INTEREST ....................................... 58
     Section 14.1.  Form of Certificate of Interest ......................... 58
     Section 14.2.  Transfers of Certificates of Interest ................... 58
     Section 14.3.  Lost, Stolen, Destroyed or Mutilated
          Certificates of Interest .......................................... 59
     Section 14.4.  Inspection of Certificate Transfer Ledger ............... 59

ARTICLE XV.  REGULATORY REQUIREMENTS ........................................ 59
     Section 15.1.  Applicable Regulatory Authority and CCC Regulation ...... 59
     Section 15.2.  Additional Applicable Regulatory Authority Regulation ... 60
     Section 15.3.  Disqualified Holders .................................... 60

ARTICLE XVI.  GENERAL PROVISIONS ............................................ 61
     Section 16.1.  Notices ................................................. 61
     Section 16.2.  Controlling Law ......................................... 62
     Section 16.3.  No Third Party Beneficiaries ............................ 62
     Section 16.4.  Execution in Counterparts ............................... 62
     Section 16.5.  Provisions Separable .................................... 62
     Section 16.6.  Entire Agreement ........................................ 62
     Section 16.7.  Paragraph Headings ...................................... 63
     Section 16.8.  Gender, Etc. ............................................ 63
     Section 16.9.  Number of Days .......................................... 63
     Section 16.10.  Partners Not Agents .................................... 63
     Section 16.11.  Assurances ............................................. 63
     Section 16.12.  Successors and Assigns ................................. 63
     Section 16.13.  Waiver ................................................. 63

                                   Schedules
                                   ---------

SCHEDULE I   -- Aggregate Capital Contributions

SCHEDULE II  -- Capital Contributions Prior to April 17, 1996

SCHEDULE III -- Capital Contributions in connection with the Merger Transaction

                                    Exhibits
                                    --------

EXHIBIT A -- Form of Amended  and  Restated  Exchange  and  Registration  Rights
             Agreement

                                      (iii)
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     THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE NOT
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.

                          SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                  TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into this 17th day of April 1996, by and among Trump Hotels & Casino Resorts, Inc., a Delaware corporation ("THCR"), Donald J. Trump ("Trump" or the "Initial Limited Partner"), THCR/LP Corporation, a New Jersey corporation (formerly TM/GP Corporation) ("THCR/LP"), Trump Casinos, Inc., a New Jersey corporation (formerly Trump Taj Mahal, Inc.) ("TCI"), and the Persons who may become party hereto from time to time pursuant to the terms of this Agreement.

                              W I T N E S S E T H:

     WHEREAS, THCR and Trump formed the Partnership on March 28, 1995 by the filing of a Certificate of Limited Partnership with the Secretary of State of the State of Delaware; and

     WHEREAS, THCR and Trump entered into an Amended and Restated Agreement of Limited Partnership on June 12, 1995;

     WHEREAS, effective on the date hereof, the General Partner and Trump desire to cause certain capital contributions to the Partnership, as set forth on
Schedule III hereto, in connection with the "Merger Transaction," as such term is defined in the final prospectus dated April 11, 1996 included in the General Partner's Registration Statement on Form S-1 (Registration No. 333-639); and

     WHEREAS, in exchange for their capital contributions as set forth in
Schedule III, effective on the date hereof, THCR/LP and TCI are being admitted to the Partnership as Limited Partners; and

     WHEREAS, the parties hereto desire to continue the Partnership as a limited partnership under the Delaware Revised

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Uniform Limited Partnership Act in accordance with the provisions of this
Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     Section 1.1. Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings as set forth below:

     "Accountants" shall mean the national firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith, which initially shall be Arthur Andersen LLP.

     "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as the same may hereafter be amended from time to time.

     "Action" shall mean any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that give rise to a claim for indemnification pursuant to Article XI hereof.

     "Additional Distributions" shall mean distributions by the Partnership pursuant to Section 6.3 hereof.

     "Additional Partnership Interests" shall have the meaning set forth in
Section 4.2(a).

     "Adjusted Capital Account Deficit" shall mean, with respect to any Limited Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

          (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

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          (b) debit to such Capital Account the items described in Sections
     1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "Adjustment Date" shall have the meaning set forth in Section 4.3 hereof.

     "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agreement" shall mean this Second Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     "Applicable Regulatory Authority" shall mean any governmental or quasi-governmental authority with applicable jurisdiction over the business, affairs, securities, or properties of the Partnership or any of its Subsidiaries, including, without limitation, the CCC, the IGC, and the MGC.

     "Audited Financial Statements" shall mean financial statements (balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.

     "Bankruptcy" shall mean, with respect to any Person, (i) the commencement by such Person of any petition, case or proceeding seeking relief under any provision or chapter of the federal bankruptcy code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Person is insolvent or bankrupt, (iii) the entry of an order for relief under the federal bankruptcy code with respect to such Person,
(iv) the filing of any such petition or the commencement of any such case or proceeding against such Person, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Person admitting the allegations of any such petition.

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     "Beneficial Owner" shall mean any Person who, singly or together with any of such Person's Affiliates, directly or indirectly, has "beneficial ownership" of Partnership Interests (as determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

     "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Capital Account" shall mean, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. In the event that a Partnership Interest is transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred interest shall carry over to the transferee.

     "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property (net of liabilities to which such property is subject) set forth on Schedule I, as such exhibit will be amended by the General Partner from time to time to reflect the amount of money and the Gross Asset Value of any Contributed Property received by the Partnership pursuant to any additional Capital Contribution or deemed contributed pursuant to Sections 4.2 or 7.10.

     "Casino Control Act" shall mean the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq.

     "CCC" shall mean the New Jersey Casino Control Commission and any successor agency.

     "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State on March 28, 1995, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

     "Class B Stock" shall mean Class B Common Stock, par value $.01 per share, of THCR, and any class of securities into which the Class B Stock has been converted, other than Common Stock.

     "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

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     "Common Stock" shall mean the common stock, par value $.01 per share, of
THCR, other than the Class B Stock.

     "Consent of the Limited Partners" shall mean the written consent of a Majority-In-Interest of the Limited Partners given in accordance with Section
13.2 hereof, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

     "Contributed Property" shall mean any property or asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership with respect to the Partnership Interest held by each Partner.

     "Current Market Price" shall mean, with respect to any security on any Valuation Date specified herein, the arithmetic mean over a period of twenty consecutive trading days ending the second trading day prior to such date (a) if the security is listed or admitted to trading on any national securities exchange, of the high and low sale price of the security or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which the security is then listed or admitted to trading, (b) if the security is not then listed or admitted to trading on any national securities exchange, the highest closing price thereof on such date in the over-the-counter market as shown by the NASDAQ National Market System, or (c) if the security is not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in any case as reported by any member firm of the New York Stock Exchange selected by the General Partner. If the security is not then listed or admitted to trading on any national securities exchange and if no closing bid and ask prices therefor are then quoted or published in the over-the-counter market, "Current Market Price" shall mean the value of the security as of a date which is 15 days preceding the date as of which the determination is to be made, as determined in good faith by an investment banking firm of national reputation (which firm may have provided other services to the General Partner or the Partnership) selected by the Board of Directors of the General Partner, and, in connection with a Capital Contribution by the Initial Limited Partner or his Permitted Holders, which selection shall be approved by a majority of the Special Committee. Notwithstanding the foregoing, if a determination of Current Market Price is being made in connection with an arms length underwritten public offering, such value shall be the public offering price of the Common Stock in such offering.

     "Damages" shall have the meaning set forth in Section 11.1(a).

     "Deemed Partnership Interest Value" as of any date, shall mean with respect to a Partner, the Deemed Value of the Partnership (as of the day preceding such date) multiplied by such Partner's Percentage Interest (expressed as a decimal carried to four places, e.g., .1234 or 12.34%).

     "Deemed Value of the Partnership" shall mean, as of the Valuation Date, (a) the sum of (i) the product of (A) the Current Market Price per share of Common Stock, (B) the number of shares of outstanding Common Stock, and (C) a fraction, the numerator of which is one, and the denominator of which is the Percentage Interest (expressed as a decimal) of the General Partner, (ii) the aggregate Fair Market Value of the outstanding capital stock of THCR, other than the Common Stock or the Class B Stock, and (iii) the Fair Market Value of the outstanding Indebtedness of THCR appearing on the balance sheet of THCR, prepared in accordance with GAAP, as of the Valuation Date, which Indebtedness (the "Included Indebtedness") shall exclude (A) the Indebtedness of the Partnership and its consolidated and combined Subsidiaries, appearing on the balance sheet of the Partnership and its consolidated and combined Subsidiaries, prepared in accordance with GAAP as of the Valuation Date, and (B) any other Indebtedness appearing on the balance sheet of THCR, prepared in accordance with GAAP, as of the Valuation Date, the proceeds of which were not used to purchase additional Partnership Interests, reduced by (b) the amount, if any, by which the consolidated net worth of the General Partner exceeds its pro rata share of the consolidated net worth of the Partnership; provided, however, that if the General Partner shall have material amounts of liabilities (other than Included Indebtedness) or material assets other than cash and Partnership Interests, the General Partner may seek the advice of an investment banking firm of national reputation as to the appropriate modification of the Deemed Value of the Partnership formula set forth herein to take into account such liabilities or assets.

     "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

     "Disabling Event" shall have the meaning set forth in Section 8.6.

     "Disqualified Holder" shall mean any Beneficial Owner of Partnership Interests or Equity Interests of the General Partner, the Partnership or any of its Subsidiaries (a) who is found to be disqualified by any Applicable Regulatory Authority, or (b) whose holding of such Partnership Interests or

Equity Interests may result or, when taken together with the holding of such Partnership Interests or Equity Interests by any other Beneficial Owner, may result, in the judgment of the General Partner, in the inability to obtain, loss or non-reinstatement of any license or franchise from any Applicable Regulatory Authority sought or held by the Partnership or any Subsidiary to conduct any portion of the business of the Partnership or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Partnership Interests and such Equity Interests meeting certain criteria.

     "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, association or other entity.

     "Equity Interest" of any Person shall mean any shares, interests, participations or other equivalents (however designated) of such Person in equity.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

     "Exchange Rights Agreement" shall mean the Amended and Restated Exchange and Registration Rights Agreement, substantially in the form of Exhibit A hereto, to be entered into by and among Trump, TCI and THCR, providing certain rights to exchange Limited Partnership Interests for Common Stock on the terms and conditions set forth therein, as the same may be amended from time to time in accordance with the terms thereof.

     "Executive Agreement" shall mean the Trump Executive Agreement, by and between Trump and the Partnership, as the same may be amended from time to time in accordance with the terms thereof.

     "Fair Market Value" shall mean (i) in the case of any security, its Current Market Price and (ii) in the case of any property or Indebtedness that is not a security, the fair market value of such property or Indebtedness as determined in good faith by a majority of the Board of Directors of the General Partner and, in connection with a Capital Contribution by the Initial Limited Partner or his Permitted Holders, by a majority of the Special Committee.

     "Foreclosure Sale" shall mean any judicial sale or any sale of collateral conducted by a pledgee in exercising its rights under the Uniform Commercial Code.

     "Gary Riverboat" shall mean a riverboat or dockside gaming facility and the ancillary structures and other facilities used in connection with the operation thereof located in Gary, Indiana.

     "General Partner" shall mean THCR, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

     "General Partner Expenses" shall mean all organization, formation, administrative and operating costs and expenses of the General Partner, including, but not limited to, (a) salaries paid to officers of the General Partner, and insurance, accounting, legal, and other professional fees and expenses incurred by the General Partner, (b) costs and expenses relating to the organization, formation and continuity of existence of the Partnership and the General Partner, including franchise taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable or reimbursable to, or in respect of, any director or officer of the General Partner, (c) costs and expenses relating to any offer or registration of securities by the General Partner or the Partnership and all statements, reports, fees and expenses incidental thereto, including Issuance Costs applicable to any such offer of securities, (d) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any Applicable Regulatory Authority, including the SEC, and (e) any costs and expenses incurred in connection with any matter for which the General Partner may seek indemnification from the Partnership pursuant to the provisions of this Agreement; provided, however, that "General Partner Expenses" shall not include,
(i) any taxes taken into account in calculating Tax Amounts, and (ii) any administrative and operating costs and expenses of the General Partner to the extent arising out of any Outside Business Activities.

     "Gross Asset Value" shall mean, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

          (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be (i) in the case of any asset described on attached Schedule I, the gross fair market value ascribed thereto on such Schedule and (ii) in the case of any other asset hereafter contributed by a Partner, the gross Fair Market Value of such asset at the time of its contribution, which determination, in the case of the Initial Limited Partner and his Permitted Holders, shall be made by a majority of the Special Committee;

          (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross Fair Market Values:

               (i) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

               (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest;

               (iii) immediately prior to the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

               (iv) upon any other event as to which the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners;

          (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross Fair Market Values of such assets as of the date of distribution; and

          (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see clause (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and clause (d) of said definition in all other cases.

     "IGC" shall mean the Indiana Gaming Commission and any successor agency.

     "Indebtedness" shall mean any obligation, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, (iii) to the extent not otherwise included, obligations under interest rate exchange, currency exchange, swaps, futures or similar agreements, and (iv) guaranties (other than endorsements for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, reimbursement agreements in respect of letters of credit), of all or any part of any Indebtedness of any third party.

     "Indemnitee" shall mean any Person made or threatened to be made a party to a proceeding by reason of its status as a Partner or a trustee, director, officer, employee, agent, stockholder or Liquidating Trustee of the Partnership, a Partner or an Affiliate of a Partner.

     "Indiana Riverboat Act" shall mean the Indiana Riverboat Gambling Act, Ind. Code ss. 4-33-1-1 et seq.

     "Initial Limited Partner" shall have the meaning set forth in the Introduction to this Agreement.

     "Issuance Costs" shall mean the underwriter's discount, placement fees, commissions or other expenses relating to the issuance of New Securities by the General Partner.

     "Lien" shall mean any liens, security interests, mortgages, deeds of trust, pledges, options, escrows, collateral assignments, rights of first offer or first refusal, preemptive rights and any other similar encumbrances of any nature whatsoever.

     "Limited Partner Representative" shall have the meaning set forth in
Section 10.6 hereof.

     "Limited Partners" shall mean the Initial Limited Partner, those Persons listed under the heading "Limited Partners" on the signature page hereto in their respective capacities as limited partners of the Partnership, their permitted successors or assigns as limited partners hereof, and any Person who, at the time of reference thereto, is a limited partner of the Partnership.

     "Liquidating Trustee" shall mean such individual or Entity which is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include the General Partner or an Affiliate of the General Partner, provided that such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Partnership and shall hold and exercise such other rights and powers granted to the General Partner herein or under the Act as are necessary or required to conduct the winding-up and liquidation of the Partnership's affairs and to authorize all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

     "Major Decisions" shall have the meaning set forth in Section 7.2 hereof.

     "Majority-In-Interest of the Limited Partners" shall mean Limited Partner(s) (excluding the General Partner to the extent it Beneficially Owns any limited Partnership Interest) who hold in the aggregate more than fifty (50) percent of the Percentage Interests then allocable to and held by the Limited Partners (excluding the General Partner to the extent it Beneficially Owns any limited Partnership Interest), as a class.

     "Merger Transaction" shall have the meaning set forth in the Recitals to this Agreement.

     "MGC" shall mean the Mississippi Gaming Commission and any successor agency.

     "Minimum Gain Attributable to Partner Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation
Section 1.704-2(i)(3).

     "Mississippi Gaming Control Act" shall mean the Gaming Control Act of Mississippi, Miss. Code ss. 75-76-1 et seq.

     "Net Income" or "Net Loss" shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation
Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Section 5.1; and (f) excluding any items specially allocated pursuant to Section 5.2. Once an item of income, gain, loss or deduction has been included in the initial computation of Net Income or Net Loss and is subjected to the special allocation rules in Section 5.2, Net Income and Net Loss shall be computed without regard to such item.

     "New Securities" means Indebtedness or Equity Interests of the General Partner and any of its Subsidiaries other than the Partnership and its Subsidiaries; provided, however, that New Securities shall not include (i) Class B Stock and Common Stock issued by THCR prior to the date of this Agreement,
(ii) the Common Stock to be issued by THCR pursuant to (x) a Registration Statement on Form S-1 (Registration No. 333-639) (including the underwriters' over-allotment option with respect thereto) or (y) a Registration Statement on Form S-4 (Registration No. 333-153), or (iii) the First Mortgage Notes to be issued by Trump AC and Trump Atlantic City Funding, Inc. pursuant to Registration Statements on Form S-1 (Registration Nos. 333-643 and 333-2439).

     "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

     "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

     "Outside Business Activity" shall mean any business other than (i) the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and (ii) the management of the business of the Partnership, and such activities as are incidental thereto, including, without limitation, the issuance of New Securities and the application of the proceeds thereof in compliance with the provisions of Section 7.10 of this Agreement.

     "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

     "Partner Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(i)(2) of the Regulations.

     "Partners" shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

     "Partnership" shall mean the limited partnership formed under the Act pursuant to this Agreement, and any successor thereto.

     "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership from time to time, including each Partner's Percentage Interest and such Partner's Capital Account. Wherever in this Agreement reference is made to a particular Partner's Partnership Interest it shall be deemed to refer to such Partner's Percentage Interest and shall include the proportionate amount of such Partner's other interests in the Partnership which are attributable to or based upon the Partner's Partnership Interest.

     "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

     "Percentage Interest" shall mean, with respect to any Partner, the percentage ownership interest of such Partner in such items of the Partnership as to which the term "Percentage Interests" is applied in this Agreement, as specified in Schedule I hereto, as such Schedule may be amended from time to time.

     "Permitted Holder" with respect to any Partner shall mean (i) such Partner and (ii) if a natural person, the spouse and descendants of such Partner (including any related trusts controlled by, and established and maintained for the sole benefit of, such Partner or such spouse or descendants) and the estate of any of the foregoing. In addition, TCI and Trump shall be Permitted Holders in respect of each other.

     "Permitted Limited Partnership Interest Lien" shall mean any Lien to which the limited Partnership Interest of a Limited Partner is subject; provided that the terms of such Lien (other than a Lien on the proceeds (as defined in Section 9-306 of the Uniform Commercial Code) of, or right to receive distributions or payments with respect to, a limited Partnership Interest) must expressly acknowledge that the rights of the holder of such Lien, upon foreclosure, will be subject to the terms of the Exchange Rights Agreement.

     "Permitted Partners" shall have the meaning set forth in Section
5.1(b)(ii).

     "Person" shall mean any natural person or Entity.

     "Redemption Date" shall mean the date fixed by the General Partner for the redemption of any Partnership Interests pursuant to Article XV.

     "Redemption Securities" shall mean any debt or equity securities of the Partnership, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the General Partner and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the General Partner (which may be a firm which provides other investment banking, brokerage or other services to the Partnership), has a value, at the time notice of redemption is given pursuant to Section 15.3, at least equal to the Fair Market Value of the Partnership Interests to be redeemed pursuant to Article XV (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

     "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Restricted Partner" shall have the meaning set forth in Section
5.1(b)(ii).

     "Rights" shall mean the exchange rights as provided in the Exchange Rights Agreement.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Special Committee" shall mean a committee of at least two (2) of the members of the board of directors of the General Partner, composed solely of directors who are not officers or employees of the General Partner and who are not Affiliates of Trump or any of his Affiliates; provided that a director shall not be deemed to be an Affiliate of either Trump or his Affiliates solely by reason of his or her being a member of the board of directors of the General Partner or its Subsidiaries.

     "Stock Incentive Plan" shall mean the General Partner's 1995 Stock Option Plan and such successor or additional plan as the General Partner may adopt.

     "Stock Option" shall mean an option to purchase Shares granted under the Stock Incentive Plan.

     "Subsidiary" with respect to any Person shall mean a "subsidiary" as defined in Section 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended.

     "Taj Associates" shall mean Trump Taj Mahal Associates, a New Jersey general partnership.

     "Taj Mahal" shall mean the Trump Taj Mahal Casino Resort and the ancillary structures and other facilities used in connection with the operation thereof located in Atlantic City, New Jersey.

     "Tax Amounts" with respect to any year shall not exceed an amount equal to
(a) the higher of (i) the product of (A) the taxable income of the Partnership (computed as if the Partnership were an individual) for such year as determined in good faith by the board of directors of the General Partner and (B) the Tax Percentage and (ii) the product of (A) the alternative minimum taxable income attributable to the Partnership (computed as if the Partnership were an individual) for such year as determined in good faith by the board of directors of the General Partner and (B) the Tax Percentage, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the Partnership which could be realized (without regard to the actual realization) by its Partners in the current or any prior taxable year, or portion thereof, commencing on the date of this Partnership Agreement (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

     "Tax Distribution" shall mean distributions by the Partnership pursuant to
Section 6.2 hereof.

     "Tax Items" shall have the meaning set forth in Section 5.3(a).

     "Tax Payment Loan" shall have the meaning set forth in Section 6.4(a) hereof.

     "Tax Percentage" shall mean the highest, aggregate effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which any Partner would be subject in the relevant year of determination (as certified to the General Partner by the Accountants); provided, however, that in no event shall the Tax Percentage be greater than the sum of (x) the highest, aggregate effective marginal rate of Federal, state, and local income tax, or when applicable, alternative minimum tax, to which the Partnership would have been subject if it were a C corporation for Federal income tax purposes, and (y) 5 percentage points. If any Partner is an S corporation, partnership, or similar pass-through entity for Federal income tax purposes, the Tax Percentage shall be computed based upon the tax rates applicable to the shareholder or partner of such Partner, as the case may be.

     "TCI" shall mean Trump Casinos, Inc., a New Jersey corporation.

     "THCR" shall mean Trump Hotels & Casino Resorts, Inc., a Delaware corporation.

     "THCR/LP" shall mean THCR/LP Corporation, a New Jersey corporation.

     "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is are not listed or admitted to trading on any national securities exchange, shall mean a Business Day.

     "Transfer" shall have the meaning set forth in Section 9.5.

     "Transfer Determination" shall have the meaning set forth in Section
9.2(c).

     "Trump" shall have the meaning set forth in the Introduction to this Agreement.

     "Trump AC" shall mean Trump Atlantic City Associates, a New Jersey general partnership.

     "Trump Plaza" shall mean the Trump Plaza Hotel and Casino and the ancillary structures and other facilities used in connection with the operation thereof located in Atlantic City, New Jersey.

     "Valuation Date" shall mean any date as of which the value of New Securities, the Partnership, or any other property is to be determined for purposes of this Agreement.

     "Withholding Tax Act" shall have the meaning set forth in Section 6.6(a) hereof.

     Section 1.2. Accounting Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.

                                   ARTICLE II.

              CONTINUATION OF PARTNERSHIP; BUSINESS OF PARTNERSHIP

     Section 2.1. Continuation. The parties hereto do hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act, for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise herein expressly provided.

     Section 2.2. Name.

     (a) Subject to the provisions of paragraph (b) below, the name of the Partnership shall be Trump Hotels & Casino Resorts Holdings, L.P. or such other name as shall be chosen from time to time by the General Partner in its sole and absolute discretion. The inclusion of Trump's name in the name of the Partnership shall not be deemed to be evidence that Trump participates in the control of the business within the meaning of Section 17-303 of the Act or any comparable provision.

     (b) The Partnership shall conduct business and qualify as a foreign limited partnership under an assumed name, which shall not include the name of any Limited Partner, in any jurisdiction where the inclusion of a Limited Partner's name in the name of the Partnership would subject such Limited Partner to general liability for the Partnership's debts.

     Section 2.3. Character of the Business. The purpose and business of the Partnership is through its Affiliates and Subsidiaries (a) to conduct casino gaming and to own and/or operate (i) Trump Plaza, (ii) the Taj Mahal, (iii) the Gary Riverboat, and (iv) such other gaming properties and facilities as the Partnership may acquire in the future; (b) to do all things necessary, incidental, desirable or appropriate in connection with the foregoing; and (c) to otherwise engage in any enterprise or business in which a limited partnership may engage or conduct under the Act.

     Section 2.4. Location of Principal Place of Business. The location of the principal place of business of the Partnership shall be at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401, or such other location as shall be selected from time to time by the General Partner in its sole and absolute discretion.

     Section 2.5. Registered Agent and Registered Office. The registered agent of the Partnership shall be The Corporation Trust Company, or such other Person as the General Partner may select in its sole and absolute discretion. The registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware or such other location as the General Partner may from time to time select in its sole discretion.

                                  ARTICLE III.

                                      TERM

     Section 3.1. Commencement. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Delaware on March 28, 1995.

     Section 3.2. Termination. The Partnership shall terminate on the close of business on the 31st day of December 2035, unless sooner terminated pursuant to
Article VIII hereof.

                                   ARTICLE IV.

                             CAPITAL CONTRIBUTIONS

     Section 4.1. Capital Contributions; Partnership Interests and Percentage Interests of the Partners.

     (a) Prior to the date hereof, the General Partner and the Initial Limited Partner made or caused to be made the Capital Contributions set forth opposite their respective names on Schedule II hereto. Effective as of the date hereof, the General Partner and the Limited Partners (including THCR/LP and TCI) shall make or cause to be made the Capital Contributions set forth opposite their respective names on Schedule III hereto, and THCR/LP and TCI shall become Limited Partners of the Partnership. The General Partner and the Initial Limited Partner hereby consent to the admission of THCR/LP and TCI as Limited Partners. As of the date hereof, each Partner shall have made or caused to be made the Capital Contributions set forth opposite such Partner's name on Schedule I hereto (which shall reflect the aggregate of such Partner's Capital Contributions as set forth on Schedules II and III), and each Partner shall have the Percentage Interests in the Partnership set forth opposite such Partner's name in Schedule I, which Percentage Interests shall be adjusted as provided in
Schedule I as amended by the General Partner from time to time after the date hereof to the extent necessary to reflect properly redemptions or conversions of Partnership Interests, Capital Contributions, the issuance of Additional Partnership Interests or any other event having an effect on a Partner's Percentage Interest, in each case to the extent permitted by and in accordance with this Agreement. Except to the extent specifically set forth in this

Agreement with respect to the General Partner, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership, even if the failure to do so could result in the Bankruptcy or insolvency of the Partnership or any other adverse consequence to the Partnership. All surtax, documentary stamp tax or other transfer tax that may be imposed as a result of the foregoing Capital Contributions shall be paid by the Partnership.

     (b) Except as provided by law, (i) no Limited Partner shall be liable for any deficit in its Capital Account or (ii) except as provided in Section 6.2(b), be obligated to return any distributions of any kind received from the Partnership.

     (c) So long as the Initial Limited Partner and his Permitted Holders collectively beneficially own more than 10% of the issued and outstanding Partnership Interests, the General Partner shall notify such Partners no less than 60 days prior to any reduction of nonrecourse indebtedness or other indebtedness which such Partner may include in the basis of its interest in the Partnership (other than scheduled repayments of principal) in an amount greater than $10 million during any fiscal year. Upon receipt of such notice, such Partners shall be permitted, at their own expense, to undertake any action they desire to increase the "economic risk of loss," within the meaning of Regulation section 1.752-2, that the Initial Limited Partner and his Permitted Holders have with respect to the liabilities of the Partnership; provided, however, that the Initial Limited Partner and his Permitted Holders may not undertake any action that would have, in the reasonable judgment of a majority of the Special Committee, a material adverse tax impact on the Partnership, the General Partner or other Limited Partners. If the Initial Limited Partner or his Permitted Holders wish to undertake any action permitted pursuant to this section 4.1(c), the General Partner shall endeavor to cooperate with such Partners, provided that such Partners shall promptly reimburse the General Partner for any reasonable costs incurred in providing such cooperation.

     Section 4.2. Issuance of Additional Partnership Interests and Shares.

     (a) The General Partner is authorized to cause the Partnership from time to time to issue to the General Partner, THCR/LP, the Initial Limited Partner and his Permitted Holders, and TCI, Partnership Interests ("Additional Partnership Interests") in one or more classes, or one or more series of any of such classes, with such designations, preferences and participating, optional or other special rights, powers and duties, including rights, powers and duties which may be senior to interests in the Partnership theretofore issued, for consideration not less than the Fair Market Value thereof, and on such terms and conditions as shall be determined by the General Partner and, which special rights, powers and duties, without limitation, may relate to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.

     (b) No Additional Partnership Interests shall be issued to the General Partner or any Subsidiary or nominee of the General Partner, unless either

          (i) the Additional Partnership Interests are issued in connection with an issuance of New Securities, the General Partner complies with all of the provisions of this Agreement, including, without limitation, Section 7.10(b) and (A) if such New Securities are Common Stock, such Additional Partnership Interests have terms equivalent to the Partnership Interest originally issued to the General Partner hereunder; provided, however, in the case of the issuance of Common Stock as compensation for services rendered, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution pursuant to Section 4.3 hereof an amount equal to the product of (x) the Fair Market Value of the Common Stock (as of the Trading Day immediately preceding the date of issue of the deferred stock to such recipient), times (y) the number of shares of deferred Common Stock issued by the General Partner to such recipient; (B) if such New Securities are Stock Options, no Additional Partnership Interests shall be issued at the time of the issuance of such Stock Options; provided, that upon the exercise of such Stock Options, the General Partner shall contribute to the capital of the Partnership an amount equal to the exercise price of such Stock Options and shall be deemed to have contributed to the Partnership as a Capital Contribution pursuant to Section 4.3 hereof an amount equal to the product of (x) the Fair Market Value of the Common Stock (as of the Valuation Day immediately preceding the date on which the Stock Options are exercised), and (y) the number of shares of Common Stock issued upon the exercise of such Stock Options, and (C) if such New Securities are other than Common Stock or Stock Options, such Additional Partnership Interests have conversion, subscription, purchase and other terms equivalent to the terms of such New Securities;

          (ii) the Additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests;

          (iii) Additional Partnership Interests are issued in connection with any other contribution of value made by the General Partner to the Partnership not otherwise described in clauses (i) and (ii) of this Section 4.2(b); or

          (iv) the Additional Partnership Interests are issued with the written consent of all of the Limited Partners given in accordance with Section
     13.2 hereof.

     (c) No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Interests.

     (d) The General Partner is hereby authorized on behalf of each of the Partners to amend this Agreement solely to reflect any increase in the Percentage Interests of any Partner and the corresponding reduction of the Percentage Interests of the other Partners in accordance with the provisions of this Section 4.2, and the General Partner shall promptly send a copy of such amendment to each Limited Partner.

     Section 4.3. Adjustment of Partnership Interests. Except with respect to a Capital Contribution described in Section 4.2(b)(i)(C), effective on each date on which a Partner has made a Capital Contribution to the Partnership (each an "Adjustment Date"), the Percentage Interest of each Partner shall be adjusted, which adjustment in the case of a Capital Contribution by the Initial Limited Partner or his Permitted Holders shall be subject to the approval of a majority of the Special Committee, such that the Percentage Interest of the Partner shall be equal to a fraction, (a) the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Partner (computed as of the Trading Day immediately preceding the Adjustment Date) and (ii) the amount of the Capital Contribution contributed by such Partner on such Adjustment Date, and (b) the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership (computed as of the Trading Day immediately preceding the Adjustment Date) and (ii) the amount of the Capital Contribution contributed by all Partners on such Adjustment Date. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted, and the Gross Asset Value shall be adjusted.

     Section 4.4. No Interest on or Return of Capital Contribution. No Partner shall be entitled to interest on its Capital Contribution or Capital Account.

Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution.

                                   ARTICLE V.

                ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

     The Net Income, Net Loss and/or other Partnership items shall be allocated as follows:

     Section 5.1. Allocations of Net Income and Net Loss.

          (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

               (i) First, to the Partners, until the cumulative Net Income allocated pursuant to this subparagraph (a)(i) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to subparagraph (b)(ii) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated to the Permitted Partners pursuant to subparagraph (b)(ii) hereof.

               (ii) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (b) Net Loss. Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

               (i) To the Partners in accordance with their respective Percentage Interests.

               (ii) Notwithstanding subparagraph (b)(i) hereof, to the extent any Net Loss allocated to a Partner under subparagraph (b)(i) hereof or this subparagraph (b)(ii) would cause such Partner (a "Restricted Partner") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (the "Permitted Partners") pro rata in accordance with their relative Percentage Interests.

     Section 5.2. Special Allocations. Notwithstanding any provisions of Section 5.1, the following special allocations shall be made, to the least extent necessary to satisfy section 704(b) of the Code and the Regulations promulgated thereunder, in the following order:

          (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f)(6). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property (as further outlined in Regulation Section 1.704-2(i)(4))), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii) (d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b) (4) and (i) (1)).

          (f) Additional Allocations. Notwithstanding the foregoing, if, upon final dissolution and termination of the Partnership and after taking into account all allocations of Net Income and Net Loss (and other Tax Items) under this Article V, the distributions to be made in accordance with the positive Capital Account balances would result in a distribution that would be different from a distribution under Section 6.3 hereof, then gross items of income and gain (and other Tax Items) for the taxable year of the final dissolution and termination (and, to the extent permitted under section 761(c) of the Code, gross items of income and gain (and other Tax Items) for the immediately preceding taxable year) shall be allocated to the Partners to increase or decrease their Capital Account balances, as the case may be, so that the final distribution will occur in the same manner as a distribution under Section 6.3 hereof.

     Section 5.3. Tax Allocations.

     (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

     (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), except to the extent that the tax treatment of such sale is governed by section 704(c) of the Code as provided under Section 5.3(c) hereof, then (i) such Affected Gain, to the extent attributable to depreciation or amortization allowed or allowable for any taxable period subsequent to the date hereof, shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (ii) other Tax

Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income or Net Loss for such respective period.

     (c) Allocations Respecting Section 704(c). Property contributed to the Partnership shall be subject to Section 704(c) of the Code and Regulation
Section 1.704-3 so that notwithstanding Section 5.2 hereof, taxable gain and loss from disposition of such property contributed to the Partnership that is subject to section 704(c) of the Code shall be allocated on a property by property basis in accordance with the Regulations promulgated thereunder. Notwithstanding the foregoing, tax depreciation and amortization with respect to Partnership property contributed by the Initial Limited Partner pursuant to the Contribution Agreement between the Partnership and the Initial Limited Partner, dated as of June 12, 1995, and Partnership property contributed pursuant to the 1996 Contribution Agreement among Trump, TCI, THCR/LP and the Partnership, dated as of the date hereof, shall be allocated on an aggregate basis for purposes of complying with the requirements of Section 704(c) of the Code, taking into account, for any particular taxable year for which such allocation is made, the aggregate amount of depreciation and amortization allowable with respect to the aggregate basis of all such Partnership properties determined as of the respective date of contribution (and not taking into account (i) any increase in the basis of such properties resulting from improvements thereon made by the Partnership subsequent to the respective date of contribution or (ii) any additional basis resulting from any new property purchased by the Partnership in a taxable transaction subsequent to the respective date of contribution); provided, however, that the General Partner shall not specially allocate any Tax Items other than items of depreciation and amortization referred to in this
Section 5.3 (c) to cure for the effect of the ceiling rule set forth in Regulation Section 1.704-3(b). The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a partnership to the Partner or Partners contributing the interest or interests in such partnership, so that, to the greatest extent possible and consistent with the foregoing, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such partnership that they would have been allocated had they contributed undivided interests in the assets owned by such partnership to the Partnership in lieu of contributing the interest or interests in the partnership to the Partnership.

     Section 5.4. Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP, using the calendar year as the fiscal and taxable year of the Partnership. In addition, the Partnership shall keep all records required to be kept pursuant to the Act.

     Section 5.5. Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership; provided, however, that (i) in exercising its authority as Tax Matters Partner, the General Partner shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall consult in good faith with the Limited Partner Representative regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership or a Contributed Property before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the General Partner, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a) of the Code; (iii) the General Partner shall consult in good faith with the Limited Partner Representative regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition; (iv) the General Partner shall give prompt notice to the Limited Partner Representative and any notice partners under Section 6231 of the Code of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine or audit Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership and
(v) the General Partner shall promptly notify the Limited Partner Representative if the General Partner does not intend to file for judicial review with respect to the Partnership.

     Section 5.6. Tax Elections and Returns. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole and absolute discretion, except that the General Partner shall, if requested by a Limited Partner or a transferee, file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a transfer of a Partnership Interest or distribution from the Partnership, including transfers made in connection with the exercise of the Rights, made in accordance with the provisions of this Agreement. The General Partner shall cause the Accountants to prepare and submit to the Limited Partner Representative on or before March 31st of each year for review drafts of all federal and state income tax returns of the Partnership. If the Limited Partner Representative determines that any modifications to the tax returns of the Partnership should be considered, the Limited Partner Representative shall, within fifteen (15) days following receipt of such tax returns from the Accountants or the General Partner, indicate to the Accountants or to the General Partner the suggested revisions to the tax returns, which returns shall be resubmitted to the Limited Partner Representative for its review and approval. The Limited Partner Representative shall complete its review of the resubmitted returns within ten (10) days after receipt thereof from the Accountants or the General Partner. The General Partner shall consult in good faith with the Limited Partner Representative regarding any proposed modifications to the tax returns of the Partnership, provided that
(i) a majority of the Special Committee shall make the final decision, in light of the best interest of all Partners, of whether to accept or reject any such proposed modifications, which decision shall be binding upon the Partnership and all of the Partners and (ii) no Partner shall, unless otherwise required by applicable law, take any position for income tax purposes or otherwise that is inconsistent with such final decision of the majority of the Special Committee. A statement of the allocation of Net Income or Net Loss of the Partnership shown on the annual income tax returns prepared by the Accountants shall be transmitted and delivered to the Limited Partner Representative within ten (10) days of the receipt thereof by the Partnership. The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items, all within the period of time prescribed by law. The General Partner shall use reasonable efforts to make available to the Limited Partners final Forms K-1 not later than March 31 of each year. Notwithstanding the foregoing, Trump shall have the right to control the resolution of tax matters affecting or relating to Taj Associates in respect of periods ending on or prior to the date hereof, including requiring the Partnership, Trump AC and Taj Associates to adjust the tax basis of assets held by Taj Associates in connection with the resolution of such tax matters to the extent such basis adjustments shall not reduce THCR's share of federal income tax depreciation and cost recovery deductions in respect of assets held by Taj Associates as of the date hereof and contributions of the interests in Taj Associates to Trump AC.

     Section 5.7. Tax Certifications.

     (a) The Partnership shall deliver to each partner in the manner provided in
Section 16.1, from time to time as necessary to implement timely the provisions of this Agreement, certificates executed by its chief financial officers and the Accountants indicating the respective calculations with respect to, and the amounts of, a Partner's share of Tax Distributions and the amount of any repayments to the Partnership called for thereunder, together with supporting schedules in reasonable detail all as of each pertinent date and delivered at least 15 business days prior to the date payment is due.

     (b) The certificates delivered pursuant to paragraph (a) hereof shall be deemed approved by all parties and the Partnership shall act upon such certificates as provided in this Agreement unless within five business days of delivery of such certificate a Partner objects to the contents of any certificate by written notice in detail sufficient to state the basis for the objection. The Partners shall negotiate in good faith to resolve such objection.

                                   ARTICLE VI.

                                 DISTRIBUTIONS

     Section 6.1. General. Distributions of cash or property may be made in accordance herewith at such times as the General Partner deems appropriate in the order provided in this Article VI, subject to the limitations, if any, set forth in the agreements governing the Partnership's Indebtedness.

     Section 6.2. Distributions for Taxes.

     (a) The Partnership shall distribute to each Partner in one or more payments, including payments described in paragraph (b) from time to time during each year, but in no event later than March 1 of the year immediately following such year, an aggregate cash sum equal to the product of (i) Tax Amounts in respect of the taxable year, or portion thereof, for which such distribution is being made and (ii) the Partner's Percentage Interest. In addition, the Partnership shall make additional pro rata distributions as are necessary to reflect adjustments, as determined in good faith by the board of directors of the General Partner, to any item affecting Tax Amounts, as reflected on the

Partnership's tax return, as it may be amended from time to time, or as a result of a concluded tax audit.

     (b) In addition to the certificates required by Section 5.7, the Partnership shall furnish the Partners with such information as they shall reasonably request from time to time respecting estimates of the Partnership's taxable income or loss (and items thereof) for any fiscal year or portion thereof. If, in any year, any Partner shall be required to make federal, state or local estimated income tax payments under applicable law and regulations, then, at least thirty (30) days prior to the date (the "Estimated Payment Date") upon which any such payments are due, the Partnership shall deliver to each Partner the certificates required by Section 5.7, indicating the amount (the "Estimated Payment") of the tax in respect of the respective Tax Amounts due on the Estimated Payment Date, and not later than fifteen (15) days prior to such Estimated Payment Date, the Partnership shall pay to such Partner an amount equal to such Estimated Payment. The amount of each Estimated Payment received by such Partner shall be treated as a non-interest bearing advance against the amounts distributable in respect of such Partner's pro rata share of Tax Amounts to such Partner for such year. If the aggregate amount of the Estimated Payments received by a Partner for any year shall exceed the distribution to which such Partner actually is entitled under paragraph (a) above, such Partner shall forthwith repay such excess to the Partnership on or before the date set forth in paragraph (a) above, unless such excess shall have been paid to taxing authorities in which event such excess shall be applied to reduce the amount otherwise distributable pursuant to this Section 6.2 in respect of the Partnership's next succeeding fiscal year or years. Each Partner shall seek, to the extent entitled thereto, and contribute to the Partnership any refund of taxes paid by such Partner out of amounts distributed pursuant to this Section
6.2 promptly after receipt of such refund.

     Section 6.3. Other Distributions. After payments and distributions, if any, of the amounts set forth in Section 6.2 above, the Partnership may distribute, in the discretion of a majority of the board of directors of the General Partner, cash or other property, valued at its Fair Market Value, to the Partners. Any such distributions shall be made pro rata in accordance with their Percentage Interests.

     Section 6.4. Withholding Payments Required By Law.

     (a) Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, unless and to the extent that funds shall have been provided by such Partner pursuant to the last sentence of this Section 6.4(a), the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the rate announced from time to time by Citibank, N.A. (or any successor thereto) as its "prime rate", compounded monthly (but in no event higher than the highest interest rate permitted by applicable law). So long as any Tax Payment Loan to any Partner or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distributions first to the payment of any unpaid interest on such Tax Payment Loan and then to the repayment of the principal thereof, and no such future distributions shall be paid to such Partner until all of such principal and interest has been paid in full. If the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to a Partner, the Partnership shall notify such Partner at least five (5) Business Days in advance of the date upon which the Partnership would be required to make a Tax Payment Loan under this Section 6.4(a) (the "Tax Payment Loan Date") and provide such Partner the opportunity to pay to the Partnership, on or before the Tax Payment Loan Date, all or a portion of such deficit.

     (b) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section 6.4. Nothing in this Section 6.4 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

     (c) In the event that a Tax Payment Loan is not paid by a Limited Partner within thirty (30) days after written demand therefor is made by the General Partner, the General Partner may cause all distributions that would otherwise be made to such Limited Partner to be retained by the Partnership, up to the amount necessary to repay such Tax Payment Loan, including all accrued and unpaid interest thereon, and such retained distributions shall be applied against, first, the accrued interest on and, second, the principal of, such Tax Payment Loan.

     Section 6.5. Non-Recourse. Notwithstanding any other provisions of this Agreement, the obligations to make distributions contemplated hereby shall be limited to the assets of the Partnership and shall be non-recourse with respect to the Partners and any of their assets.

                                  ARTICLE VII.

             RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER

     Section 7.1. Powers and Duties of General Partner.

     (a) The General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise expressly provided in this Agreement, and subject to the limitations contained in Section 7.2 hereof with respect to Major Decisions, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the Partnership's business and the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, and subject to
Section 7.2 hereof, the General Partner shall, on behalf of, and at the expense of, the Partnership, have the right, power and authority:

          (i) to manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;

          (ii) to acquire, directly or indirectly, interests in gaming ventures of any kind and of any type, and any and all kinds of interests therein (including, without limitation, Entities investing therein), and to determine the manner in which title thereto is to be held; to manage (directly or through management agreements), insure against loss, protect and subdivide any of such gaming ventures, interests therein or parts thereof; and to participate in the ownership, management and operation of any gaming venture;

          (iii) to employ, engage, indemnify or contract with or dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership's business, including but not limited to contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers and others;

          (iv) to enter into contracts on behalf of the Partnership, and to cause all General Partner Expenses to be paid;

          (v) to borrow or loan money, obtain or make loans and advances from and to any Person for Partnership purposes and to apply for and secure from or accept and grant to any Person credit or accommodations; to contract liabilities and obligations (including interest rate swaps, caps and hedges) of every kind and nature with or without security; and to repay, collect, discharge, settle, adjust, compromise or liquidate any such loan, advance, obligation or liability;

          (vi) to grant security interests, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds, bills of sale and contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;

          (vii) to acquire and enter into any contract of insurance (including, without limitation, general partner liability and partnership reimbursement insurance policies) which the General Partner may deem necessary or appropriate;

          (viii) to conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to make deposits into and withdrawals from the Partnership's bank accounts and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

          (ix) to demand, sue for, receive and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

          (x) to acquire interests in and contribute money or property to any limited or general partnerships, joint ventures, Subsidiaries or other Entities as the General Partner deems desirable and to conduct the Partnership's business through such Entities;

          (xi) to maintain or cause to be maintained the Partnership's books and records;

          (xii) to prepare and deliver, or cause to be prepared and delivered, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all tax returns and reports;

          (xiii) to do all things which are necessary or advisable for the protection and preservation of the Partnership's business and assets, and to execute and deliver such further instruments and undertake such further acts as may be necessary or desirable to carry out the intent and purposes of this Agreement and as are not inconsistent with the terms hereof; and

          (xiv) in general, to exercise all of the general rights, privileges and powers permitted to be had and exercised under the Act.

     (b) Except as otherwise provided in this Agreement, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any specific liability or litigation on behalf of the Partnership.

     (c) Notwithstanding the provisions of Section 7.1(a), the Partnership shall not commingle its funds with those of any Affiliate or other Entity; funds and other assets of the Partnership shall be separately identified and segregated; all of the Partnership's assets shall at all times be held by or on behalf of the Partnership, and, if held on behalf of the Partnership by another Entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Partnership; and the Partnership shall maintain its own separate bank accounts, payroll and books of account.

     (d) Notwithstanding the provisions of Section 7.1(a), the Partnership shall pay from its own assets all obligations of any kind incurred by the Partnership.

     Section 7.2. Major Decisions. The General Partner shall not, without the prior Consent of the Limited Partners undertake, on behalf of the Partnership, any of the following actions at any time that the Limited Partners (not including the General Partner) own in the aggregate more than ten percent (10%) of the issued and outstanding Partnership Interests (the "Major Decisions"):

          (a) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

          (b) institute any proceedings for Bankruptcy on behalf of the Partnership; or

          (c) dissolve the Partnership.

     Without the consent of all the Limited Partners, the General Partner shall have no power to do any act in contravention of this Agreement or possess any Partnership property for other than a Partnership purpose. In addition, the General Partner shall have no power to do any act in contravention of applicable law.

     Section 7.3. Reimbursement of the General Partner.

     (a) Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles VI and VIII), the General Partner shall not receive payments from, or be compensated for its services as general partner of, the Partnership.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all General Partner Expenses. The Partners agree that the General Partner Expenses shall be deemed to be incurred on behalf of the Partnership. The General Partner represents that, except as permitted by Section 7.4, its sole business is the ownership of direct and indirect interests in and operation of the Partnership and as such all of the General Partner Expenses will be incurred for the benefit of the Partnership.

     Section 7.4. Outside Activities of the General Partner. Without the Consent of the Limited Partners, the General Partner shall not directly or indirectly enter into or conduct any Outside Business Activity.

     Section 7.5. Contracts with Affiliates.

     (a) The Partnership may engage in transactions and enter into contracts with Affiliates which are on terms that are no less favorable to the Partnership than would be available at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party; provided, however, that the foregoing shall not limit any of the transactions relating to the Merger Transaction.

     (b) Notwithstanding the foregoing:

          (i) No compensation shall be paid directly or indirectly to the Initial Limited Partner by the Partnership or any of its Subsidiaries, except (A) as set forth in the Executive Agreement, as in effect on the date of this Partnership Agreement, (B) the Services Agreement between Trump Plaza Associates and the Initial Limited Partner as in effect on the date of this Partnership Agreement, or (C) with the approval of the Compensation Committee of the board of directors of the General Partner; and

          (ii) The Partnership and its Subsidiaries shall not enter into any management, services, consulting or similar agreements with the Initial Limited Partner or any of his Affiliates, except (A) the Executive Agreement, as in effect on the date of this Partnership Agreement, (B) the Services Agreement between Trump Plaza Associates and the Initial Limited Partner as in effect on the date of this Partnership Agreement, or (C) employment agreements in the ordinary course of business, consistent with industry practice, which are approved by the Compensation Committee of the board of directors of the General Partner.

     Section 7.6. Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an Entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.7. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

     Section 7.8. Liability of the General Partner.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary or other damages to the Partnership, any of the Partners or any assignee of any interest of any Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith without fraud, gross negligence, willful misconduct or a breach of the General Partner's fiduciary duties to the Limited Partners. The General Partner shall not be obligated to make any additional payments from its own funds or Capital Contributions for the purpose of returning any capital of the Limited Partners.

     (b) Subject to its obligations and duties as General Partner set forth in
Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any act of any such agent appointed by it in good faith and without gross negligence including, without limitation, any willful misconduct or gross negligence on the part of any such agent.

     Section 7.9. Officers of the Partnership. The Partnership shall have such officers, if any, as the General Partner from time to time may in its discretion elect or appoint. The Partnership may also have such agents, if any, as the General Partner from time to time may in its discretion choose. Each officer shall have such duties and powers as are commonly incident to his or her office and such additional duties and powers as the General Partner may from time to time designate. Each officer and agent shall retain his or her authority at the pleasure of the General Partner.

     Section 7.10. Covenants of THCR Regarding the Issuance of New Securities. THCR hereby covenants and agrees that so long as it is a General Partner:

          (a) THCR shall not issue any additional shares of Class B Stock, except to the Initial Limited Partner and his Permitted Holders.

          (b) THCR shall not issue any additional New Securities, other than pro rata to all holders of Common Stock unless (x) the General Partner shall cause the Partnership to issue to THCR (or, in the absence of such issuance, there shall be deemed to have been issued to THCR) Additional Partnership Interests, as provided in Section 4.2(b)(i) and (y) THCR contributes the gross proceeds (net of any Issuance Costs not paid by the Partnership, which Issuance Costs shall be deemed to have been contributed to the Partnership as a Capital Contribution for purposes of Section 4.3), if any, from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership.

          (c) In connection with any issuance of New Securities pursuant to paragraph (b) of this Section 7.10, THCR shall make a Capital Contribution to the Partnership of the gross proceeds (net of any Issuance Costs not paid by the Partnership) raised in connection with such issuance (and any proceeds paid upon conversion or exchange of the New Securities) and the Partnership shall, as agent for THCR, simultaneously pay the Issuance Costs to the extent included in General Partner Expenses, and credit such contribution to the capital account of THCR.

     Section 7.11. Other Matters Concerning the General Partner.

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence and in accordance with such advice or opinion shall be prima facie evidence that such actions have been done or omitted in good faith.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General

Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                                  ARTICLE VIII.

                    DISSOLUTION, LIQUIDATION AND WINDING-UP

     Section 8.1. Accounting. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting shall be made of the Capital Account of each Partner and of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

     Section 8.2. Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

          (a) Payment of creditors of the Partnership, including creditors who are Partners or former Partners;

          (b) Establishment of reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any; and

          (c) To the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods.

     Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the provisions of this
     Section 8.2.

     Section 8.3. Timing Requirements.

     (a) In the event that the Partnership is "liquidated" within the meaning of
Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Section 8.2(c) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

     (b) Notwithstanding the provisions of Section 8.2 hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners which are creditors of the Partnership) and/or, with the Consent of the Limited Partners, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.2 hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidating Trustee shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     Section 8.4. Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

     Section 8.5. Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following events:

          (a) the dissolution, liquidation, termination, withdrawal, death, insanity, retirement or Bankruptcy of the last remaining General Partner or other event causing dissolution under the Act;

          (b) the election to dissolve the Partnership made in writing by the General Partner with the Consent of the Limited Partners;

          (c) the sale or other disposition of all or substantially all of the assets of the Partnership unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership); or

          (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal.

     Following an event causing a dissolution of the Partnership, the Partnership shall be wound-up and terminated unless the business of the Partnership is continued by the Partnership in reconstituted form pursuant to
Section 8.6.

     Section 8.6. Continuation of the Partnership. The Partners hereby waive their right of partition and agree, that except as provided in Section 9.7, they shall not do anything that would terminate the Partnership prior to the expiration of its term without the prior Consent of the Limited Partners. Upon the bankruptcy, dissolution, liquidation, withdrawal, death, retirement or insanity of any General Partner (a "Disabling Event"), or any other event of dissolution under the Act, within 90 days thereafter, all of the remaining Partners (or, to the extent permitted under the Act, such lesser number or percentage of the Partners, but in no event less than a majority-in-interest of the remaining Partners) may (a) elect to reconstitute the Partnership and continue its business, and (b) in the case of an event as a result of which there is no longer a party serving as general partner of the Partnership, select a substitute General Partner, which substitute General Partner accepts such election and agrees to serve as General Partner. Such successor General Partner shall thereupon succeed to the rights and obligations of the General Partner as provided in Section 9.1. A General Partner which has suffered a Disabling Event shall automatically be converted to a Limited Partner having none of the voting rights or privileges provided hereunder for the election to reconstitute the Partnership as provided above.

                                   ARTICLE IX.

               TRANSFER AND REDEMPTION OF PARTNERSHIP INTERESTS;
                             CERTAIN CONSENT RIGHTS

     Section 9.1. General Partner Transfer.

     (a) Except as set forth in Section 9.7, during such time as the Limited Partners (not including the General Partner) own in the aggregate more than ten percent (10%) of the issued and outstanding Partnership Interests, the General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership without the Consent of the Limited Partners.

     (b) Upon any Transfer of a Partnership Interest by the General Partner in accordance with the provisions of this Section 9.1 (other than in connection with the granting of a Lien), the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It shall be a further condition to any Transfer otherwise permitted hereunder (other than in connection with the granting of a Lien) that the transferee assumes by express agreement (or pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the General Partner are assumed by a successor corporation by operation of law) all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In connection with any such permitted Transfer (other than in connection with the granting of a Lien), the successor General Partner shall be deemed admitted as such immediately prior to the effective time of the Transfer from the transferor General Partner and shall continue the business of the Partnership without dissolution.

     (c) If the General Partner withdraws or retires from the Partnership, in violation of this Agreement, (i) any remaining general partner may continue the Partnership business or (ii) within 90 days thereafter, all of the remaining Partners (or, to the extent permitted under the Act, such lesser number or percentage of the Partners, but in no event less than a majority-in-interest of the remaining Partners) may elect to continue the Partnership business pursuant to Section 8.6.

     Section 9.2. Transfers by Limited Partners.

     (a) No Limited Partner shall have the right, directly or indirectly, to Transfer all or any part of its Partnership Interest to any Person without the prior written consent of the General Partner, including a majority of the Special Committee, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required for (i) a Transfer of Partnership Interests pursuant to Article XII hereof, (ii) a Transfer of Partnership Interests to a Permitted Holder, (iii) the subjecting of a Limited Partnership Interest to a Permitted Limited Partnership Interest Lien or (iv) the subsequent foreclosure on such a Permitted Limited Partnership Interest Lien.

     (b) It shall be a further condition to any Transfer (other than the granting of a Permitted Limited Partnership Interest Lien) otherwise permitted hereunder (including upon the foreclosure of any Lien) that the transferee assume by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement (including, without limitation, under Article IX) with respect to such transferred Partnership Interest and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion (it being understood that, without limiting the generality of Section 9.5, a transferor Partner shall be deemed relieved from such obligations, without the necessity of any such approval, in respect of Partnership Interests transferred to the General Partner pursuant to
Article XII hereof). Upon such Transfer, the transferee shall, subject to
Section 9.2(d), be admitted as a substituted Limited Partner and shall succeed to all of the rights, including rights with respect to Article XII hereof, of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner (which succession, in the event of a pledge, may be entered into and become effective at the time of foreclosure or other realization of such pledge). Any transferee, whether or not admitted as a substituted Limited Partner, shall succeed to the obligations of the transferor hereunder (unless such transfer is a pledge, encumbrance, hypothecation or mortgage or except as otherwise provided herein). Unless admitted as a Limited Partner pursuant to, and in accordance with, the terms hereof, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have rights hereunder, other than (i) to receive such portion of the distributions made by the Partnership as are allocable to the Percentage Interest transferred and (ii) under Article XII hereof.

     (c) In addition to any other restrictions on transfer provided herein, no Partnership Interest of a Limited Partner shall be transferable unless the General Partner has determined by written notification (a "Transfer Determination") to the transferring Limited Partner, which Transfer Determination shall not be unreasonably withheld and shall be deemed given if not refused within ten Business Days of the notice to the Partnership of a proposed transfer, provided that the proposed transferor and transferee have promptly responded in writing to the reasonable requests, if any, of the General Partner for additional information sufficient for the General Partner to determine the matters set forth in this Section 9.2(c), that either (i) such transfer will not cause (x) any lender to the Partnership to hold in excess of ten (10) percent of the aggregate Partnership Interests or any other percentage of the Partnership Interest that would, pursuant to the Regulations under
Section 752 of the Code or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt, (y) a transfer of a Partnership Interest the value of which would have been less than $20,000 when issued, or (z) a prohibited transaction (as defined in section 4975(c) of the Code or Section 406 of ERISA) to occur, or the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), or the Partnership to be deemed to hold "plan assets" (as defined in regulations promulgated by the Department of Labor) of any employee benefit plan subject to Title I of ERISA, or (ii) the General Partner has determined to waive one or more of such requirements as of the date of this Agreement, and may, after the date of this Agreement, waive one or more of such requirements in its reasonable discretion after having determined that the transfer will not materially adversely affect the Partnership, its assets or any Partner, or constitute a violation of law.

     (d) Any transferee of the interest of a Limited Partner pursuant to this
Section 9.2 shall, upon the written request of such transferee and the transferring Limited Partner and the consent of the General Partner, including a majority of the Special Committee, which consent shall not be unreasonably withheld or delayed, be admitted as a Limited Partner under this Article IX, and the transferring Limited Partner shall, if all of its Partnership Interests have been Transferred, withdraw from the Partnership. The Partnership shall not be required in any way to determine the validity of any written instrument referred to in the immediately preceding sentence, and shall be authorized to rely upon any such written instrument signed by the necessary parties.

     (e) Any permitted transferee under Section 9.2 who is not admitted as a substituted Limited Partner in accordance with this Article IX (including, without limitation, Sections 9.2(b) and 9.2(d)) shall be considered an assignee for purposes of this Agreement. An assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership and rights attributable to the Partnership Interests assigned to such transferee, and shall have the rights of the transferor under Article XII hereof, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests in any matter presented to the Limited Partners for a vote or consent. In the event any such transferee desires to make a further assignment of any such Partnership Interests, such transferee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Interests.

     (f) The Limited Partners acknowledge that the Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such Partnership Interests to be registered.

     (g) Any transferee of ownership of the Partnership Interests originally held by the Initial Limited Partner shall have the right to purchase from the transferor of such Partnership Interests a pro rata portion of the Class B Stock held by such transferor at a purchase price equal to its par value.

     Section 9.3. Certain Additional Restrictions on Transfer. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner be made (i) to any person or Entity that lacks the legal right, power or capacity to own a Partnership Interest; (ii) if such Transfer would cause a termination of the Partnership for federal income tax purposes, except with the Consent of the Limited Partners, subject to the provisions of Section 9.7; (iii) if such Transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes; (iv) if such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704(b) of the Code; (v) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code); (vi) in violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976; or (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101.

     Section 9.4. Effective Dates of Transfers.

     (a) Transfers pursuant to this Article IX may be made on any day, but for purposes of this Agreement, the effective date of any such Transfer shall be (i) the first day of the month in which such Transfer occurred if such Transfer occurred on or prior to the fifteenth calendar day of a month, or (ii) the first day of the month immediately following the month in which such transfer occurred, if such Transfer occurred after the fifteenth calendar day of a month, or such other date determined by the General Partner pursuant to such convention as may be administratively feasible and consistent with applicable law.

     (b) If any Partnership Interest is Transferred (other than the granting of a Permitted Limited Partnership Interest Lien) in compliance with the provisions of this Article IX, on any day other than the first day of a calendar year, then Net Income, Net Loss, each item thereof and all other items attributable to such Partnership Interest for such year shall be allocated to the transferor Partner, or the redeemed or selling Partners, as the case may be, and, in the case of a Transfer other than a redemption or the granting of a Permitted Limited Partnership Interest Lien, to the transferee Partner, by taking into account their varying interests during such year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the effective date of a Transfer (other than the granting of a Lien) occurs shall be allocated to the transferor or transferee Partner as provided in Section 9.4(a), and for purposes of Section 9.4(a), the transferee shall be the owner of the Partnership Interest at the close of business on any day on which a Transfer takes place.

     Section 9.5. Transfer.

     (a) The term "Transfer," when used in this Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest or any portion thereof to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, granting of a Lien or any other disposition by law or otherwise; provided, however, that the term "Transfer", when used in this Article IX (except when such term is used in Section 9.4) does not include any acquisition of Partnership Interests from a Limited Partner by the General Partner or the Partnership pursuant to Article XII.

     (b) The Limited Partner has consented, in Section 4.1, to certain issuances of Partnership Interests, and the foregoing provisions of this Article IX, to the extent that they would, but for such Section or this subsection (b), be applicable to such Transfers, are hereby deemed satisfied or waived.

     (c) The General Partner is hereby authorized on behalf of each of the Partners to amend this Agreement (including the schedules hereto) to reflect the admission of any transferee of a Partnership Interest as a substituted Limited Partner in accordance with the provisions of this Article IX.

     (d) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IX. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void.

     Section 9.6. Redemption of Partnership Interest. The Partnership shall not redeem, repurchase, or otherwise acquire Partnership Interests from the Partners, except (i) for redemptions of Partnership Interests pro rata based on the Partners' Percentage Interests, (ii) for redemptions of Partnership Interests as provided in Article XV, and (iii) with the Consent of the Limited Partners.

     Section 9.7. Certain Consent Rights. Notwithstanding any other provision of this Agreement to the contrary, (A) the General Partner shall have the right to enter into, effect, and/or consummate, and, (B) the Limited Partners, as such, shall not have the right to approve, consent, or vote with respect to: (x) any merger, consolidation, combination, sale of all or substantially all of the assets or stock of the General Partner, the sale of all of the General Partner's interest in the Partnership, or any similar transaction, which, in the case of this clause (x), if and only to the extent required by applicable law, has been approved by the stockholders of the General Partner, or (y) any merger, consolidation, combination, sale of all or substantially all of the assets of the Partnership, or any similar transaction, which in the case of this clause
(y) has been approved by the stockholders of the General Partner; provided, however, that if any transaction is determined to be described in both clauses
(x) and (y) immediately above, the imposition of any requirement that the stockholders of the General Partnership approve such transaction shall be governed solely by clause (x) and not by clause (y).

                                   ARTICLE X.

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

     Section 10.1. No Participation in Management. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any rights expressly granted to the Limited Partners in this Agreement shall not be deemed to be rights relating to the management of the Partnership's business.

     Section 10.2. Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Profits or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. In no event, however, shall such assignee(s) become a substituted Limited Partner except in accordance with Article IX hereof.

     Section 10.3. No Withdrawal. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as provided in Article IX of this Agreement, and provided that the foregoing provisions of this Section 10.3 shall not apply to a withdrawal from the Partnership upon a Transfer pursuant to Article XII hereof, such withdrawal to be effective immediately without any requirement for consent thereto by the General Partner.

     Section 10.4. Conflicts. The Partners recognize that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. Without limiting the foregoing in deciding whether to take any actions in such capacity, such Limited Partners and their Affiliates shall be under no obligation to consider the separate interests of the Partnership and shall have no fiduciary obligations to the Partnership and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such actions. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Notwithstanding the foregoing, (i) the provisions of this Section 10.4 shall not negate or impair any other agreement between one or more of the Limited Partners and the General Partner, the Partnership, or any of their respective Subsidiaries, and (ii) in conducting an Outside Business Activity, a Limited Partner will to the best of its ability and consistent with its fiduciary duty to such Outside Business Activity, conduct such Outside Business Activity in a commercially reasonable manner so that on an annual overall basis the Partnership is not discriminated against.

     Section 10.5. Provision of Information.

     (a) Annual and Periodic Reports.

          (i) Annual Statement. The General Partner shall, as soon as practicable, but in no event later than 105 days after the close of each fiscal year, cause to be furnished to each Partner Audited Financial Statements for the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for the immediately preceding fiscal year of the Partnership.

          (ii) Quarterly Reports. The General Partner shall, as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Partnership's fiscal year, furnish to each Partner the internally prepared unaudited combined balance sheet of the Partnership and its combined Subsidiaries as of the end of such quarter and the combined statements of profit and loss, partners' capital and cash flow for such quarter and for the portion of the fiscal year then ending (all in reasonable detail), accompanied by a certificate of the General Partner or of the chief financial officer of the Partnership to the effect that, except for the lack of required footnotes, such balance sheets and statements have been properly prepared in accordance with GAAP and fairly present the financial condition of the Partnership and its combined Subsidiaries as of the date thereof and the results of their operations for the period covered thereby, subject only to normal year-end audit adjustments. In lieu of the foregoing, the General Partner may furnish to each Partner a copy of the Partnership's quarterly report on Form 10-Q, if the Partnership is then obligated to file such report with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     (b) In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership (the interests of a lender to such Limited Partner having a Permitted Limited

Partnership Interest Lien on its Partnership Interests being so related), upon written demand with a statement of the purpose of such demand:

          (i) to obtain a copy of the most recent annual and quarterly reports and current reports on Form 8-K filed with the SEC by the General Partner pursuant to the Securities Exchange Act of 1934, as amended;

          (ii) to obtain a copy of the Partnership's federal, state and local income tax returns for each fiscal year of the Partnership;

          (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

          (v) such other information regarding the business, affairs and condition, financial or otherwise, of the Partnership and its Subsidiaries as such Partner may reasonably request.

     (c) Notwithstanding any other provision of this Section 10.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     Section 10.6. Limited Partner Representative. The Initial Limited Partner is hereby appointed as the Limited Partner Representative. A Majority-in-Interest of the Limited Partners shall have the right, at any time, within their sole discretion, to replace the Limited Partner Representative, or to appoint a temporary substitute to act for a Limited Partner Representative unable to act. Any appointment of a Limited Partner Representative made hereunder shall remain effective until rescinded in a writing delivered to the General Partner via certified mail, registered overnight express mail or telecopy, and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representative, without any further evidence of their authority or further action by the Limited Partners. The General Partner shall send copies of all notices received by it pursuant to Section 5.6 to each Limited Partner requesting the same.

     Section 10.7. Power of Attorney.

     (a) Each Limited Partner constitutes and appoints the General Partner, any Liquidating Trustee and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
(iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution of any Partner.

     (b) The foregoing power of attorney is irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death or incompetency of a Limited Partner to the effect and extent permitted by law, subsequent incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interests and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

     (c) Nothing contained in this Section 10.7 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII hereof.

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

                                   ARTICLE XI.

                          INDEMNIFICATION; EXCULPATION

     Section 11.1. Indemnification.

     (a) To the fullest extent permitted by law, the Partnership shall and does hereby indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts (collectively "Damages") arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed with fraud, gross negligence, willful misconduct or in breach of the General Partner's fiduciary duties to the Limited Partners; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this
Section 11.1(a). Any indemnification pursuant to this Section 11.1 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor.

     (b) Reasonable expenses incurred by an Indemnitee may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 11.1, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

     (c) The indemnification provided by this Section 11.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

     (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 11.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 11.1; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

     (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 11.1 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

     (g) The provisions of this Section 11.1 are for the benefit of the Indemnitees, their heirs, successors, assigns personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Persons.

     Section 11.2. Indemnification Procedures.

     (a) If a claim for indemnification is asserted against the Partnership under Article XI, the Partnership shall have the right, at its own expense, (i) subject to the Partnership's obligations to pay all amounts under Section 11.1(a) to participate in the defense of any Action which resulted in the claim for indemnification or (ii) to assume at any time the defense of any Action which resulted in the claim for indemnification. Such assumption of the defense by the Partnership shall be an admission that the Action is a proper subject of indemnification pursuant to this Article XI. The Indemnitee at any time may elect to participate in (but not conduct or control) such defense at its expense, and the Partnership shall not be responsible for the Indemnitee's costs of participation (including attorneys, accountants, and in-house counsel fees). In either event, the parties shall cooperate in the defense of such Action. The Partnership in the defense of any Action shall not, except with the consent of the Indemnitee claiming indemnification under Article XI, cause to be entered any judgment or enter into any settlement which provides for the release of the Partnership or any other Partner but does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release equivalent to that provided to the Partnership or any other Partner.

     (b) The Indemnitee claiming indemnification under Article XI may, at any time upon written notice to the Partnership, elect to conduct or control its own defense in such Action (as opposed to merely participating in the defense with counsel for the Partnership), but in such event, provided that the Partnership has theretofore undertaken the defense of the Indemnitee pursuant to Section 11.2(a) and subject to Section 11.2(c), such Indemnitee shall cease to have the indemnification rights under Article XI, and the Partnership shall no longer be obligated to continue the defense of the Limited Partner, with respect to such Action.

     (c) If the Partnership has assumed the defense of any Action under clause
(ii) of the first sentence of Section 11.2(a), and if at any time there exists a conflict of interest in defending both the Partnership and the Indemnitee, as determined in the reasonable judgment of counsel to the Indemnitee, the Indemnitee shall so notify the Partnership and the Indemnitee may, upon written notice to the Partnership delivered promptly thereafter, elect to defend itself in such Action with counsel selected by the Indemnitee, but reasonably acceptable to the Partnership, at the expense of the Partnership. Following the assumption of defense by an Indemnitee under this Section 11.2(c), an Indemnitee may not enter into any settlement without the prior written consent of the Partnership, which consent shall not be unreasonably withheld.

     Section 11.3. Exculpation. No officer, employee or agent shall have any liability to the Partnership or any Partner for monetary damages for any action taken, or any failure to take any action, in such capacity, except liability for
(a) any improper financial benefit received by such Person; (b) an intentional infliction of harm on the Partnership or any Partner; (c) acts or omissions not in good faith or which involve intentional misconduct; and (d) any knowing violation of law.

     Section 11.4. No Liability of Directors and Others. Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any director, shareholder, officer, employee, agent or attorney of the General Partner for any act or omission of the General Partner or any obligation or liability of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing; provided that the foregoing shall not relieve any officer or director of the General Partner of any liability in his capacity as such.

                                  ARTICLE XII.

                   RIGHTS UNDER THE EXCHANGE RIGHTS AGREEMENT

     THCR, the Initial Limited Partner and TCI have entered into the Exchange Rights Agreement, substantially in the form of Exhibit A to this Agreement.

     Section 12.1. Transfer Pursuant to Exchange Rights Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Partners hereby consent to the Transfer of Partnership Interests pursuant to the terms of such Exchange Rights Agreement, without compliance with any of the other provisions of this Agreement.

     Section 12.2. Subject to the Exchange Rights Agreement. The Initial Limited Partner, TCI and all their respective subsequent transferees shall be entitled to the benefits of, and subject to the burdens of, the Exchange Rights Agreement, including, but not limited to, the "Conversion Right" of the Company to require any such transferee (other than the Initial Limited Partner and his Permitted Holders) to exchange its Partnership Interests for shares of Common Stock on the terms and subject to the conditions set forth therein.

                                  ARTICLE XIII.

                  AMENDMENT OF PARTNERSHIP AGREEMENT, MEETINGS

     Section 13.1 Amendments.

     (a) This Agreement may not be amended unless such amendment is approved by the General Partner, with the consent of a majority of the Special Committee, and by the Consent of the Limited Partners, except as provided below in this
Section 13.1.

     (b) Notwithstanding Section 13.1(a), the General Partner, with the consent of a majority of the Special Committee, shall have the power, without the Consent of the Limited Partners but after five Business Days notice to the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner for the benefit of the Limited Partners;

          (ii) to reflect the admission, substitution, termination, or withdrawal of Partners after the date hereof in accordance with Article IX or XII of this Agreement, provided that the General Partner shall not be required to give the notice referred to in the first paragraph of this subsection (b) in respect of a transfer of Partnership Interests pursuant to Article XII hereof;

          (iii) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

          (iv) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

     The General Partner will provide notice to the Limited Partners promptly after any action under this Section 13.1(b) is taken.

     (c) Notwithstanding Sections 13.1(a) and (b) hereof, this Agreement shall not be amended without the prior written consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partners to receive allocations and distributions pursuant to Articles V and VI hereof, (iv) alter or modify the Rights set forth in Article XII except in compliance therewith, (v) amend this
Section 13.1(c), (vi) alter such Partner's rights to transfer its Partnership Interests, or (vii) amend Section 4.1(c), 7.8, 10.8, Article XI or 13.2(d). Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.2 without the Consent specified in that section.

     (d) Notwithstanding Section 13.1(a) hereof, no amendment of Section 7.4 shall be effective unless appropriate corresponding modifications are made to
Article XII and the Registration Rights Agreement to preserve the financial terms of the Limited Partners' rights thereunder.

     (e) Any amendment, modification or repeal of Section 7.8 or Article XI or any provision thereof shall be prospective only and shall not in any way affect the rights to indemnification and limitations on the General Partner's liability to the Partnership and the Limited Partners as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 13.2. Meetings of the Partners; Notices to Partners.

     (a) Meetings of the Partners may be called by the General Partner or by any Limited Partner to act on any matter specified herein or in the Act to be voted on or consented to by the Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) Business Days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 13.2(b) hereof. Except as otherwise expressly provided in this Agreement, the consent of holders of a majority of the Partnership Interests shall control.

     (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is (i) signed by Partners holding a majority of the Partnership Interests of the Partners (or such other percentage as is expressly required by this Agreement) and (ii) in the case of any matter that would otherwise require the approval of a majority of the Special Committee, such consent is approved by a majority of the Special Committee. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Partnership Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner and copies thereof delivered to all Partners. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. No such proxy and no such revocation shall be effective unless a copy thereof has been delivered to the General Partner.

     (d) Whenever the Consent of the Limited Partners is required hereunder, the General Partner shall provide a notice to each Partner who is a Limited Partner on the date the notice is given setting forth the matter(s) as to which it proposes to seek such Consent at least five (5) Business Days in advance of the date upon which such Consent is sought.

                                  ARTICLE XIV.

                            CERTIFICATE OF INTEREST

     Section 14.1. Form of Certificate of Interest. The interest of each Partner in the Partnership shall be evidenced by a Certificate of Interest (each a "Certificate of Interest"). A certificate transfer ledger (the "Certificate Transfer Ledger") recording the issue and transfer of Certificates of Interest in the Partnership shall be maintained at the principal office of the Partnership. Each such Certificate of Interest shall be serially numbered and shall be issued by the General Partner to the lawful holder of an interest in the Partnership, upon payment of the full amount of the Capital Contributions then due with respect to the Partnership Interest represented by such Certificate of Interest. All Certificates of Interest shall be executed in the name of the Partnership by the General Partner. Each Certificate of Interest shall state on its face the name of the registered holder thereof, and shall bear, on both sides thereof, a statement of the restrictions imposed by Section 105 of the Casino Control Act. Effective on the date hereof, the General Partner and the Initial Limited Partner shall tender their respective Certificates of Interest (which shall be canceled) for new Certificates of Interest evidencing, as of the date hereof, their respective interests in the Partnership.

     Section 14.2. Transfers of Certificates of Interest. Certificates of Interest in the Partnership may be transferred by the lawful holders thereof only in connection with the pledge or transfer of all or part of the interest of such holder in the Partnership, and only in accordance with the provisions of this Agreement. All such transfers shall be effected by duly executed and acknowledged instruments of assignment, each of which shall be duly recorded on the Certificate Transfer Ledger. No effect shall be given to any purported assignment of a Certificate of Interest, or transfer of the interest in the Partnership evidenced thereby, unless such assignment and transfer shall be in compliance with the terms and provisions of this Agreement, and any attempted assignment or transfer in contravention hereof shall be ineffectual.

     Section 14.3. Lost, Stolen, Destroyed or Mutilated Certificates of Interest. In the event that a Certificate of Interest shall be lost, stolen, destroyed or mutilated, the Partnership may cause a replacement Certificate of Interest to be issued upon such terms and conditions as shall be fixed by the General Partner, including, without limitation, provision for indemnity and the posting of a bond or other adequate security as security therefor. No replacement Certificate of Interest shall be issued to any person unless such person has surrendered the Certificate of Interest to be replaced, or has complied with the terms of this Section 14.3.

     Section 14.4.Inspection of Certificate Transfer Ledger. The Certificate Transfer Ledger containing the names and addresses of all Partners and the interest of each Partner in the Partnership shall be open to the inspection of the Partners at the principal office of the Partnership during usual business hours upon request of any Partner. Such Certificate Transfer Ledger shall, in addition, be available for inspection by the Casino Control Commission and the Division of Gaming Enforcement of the State of New Jersey and each of their respective authorized agents at all reasonable times without notice.

                                    ARTICLE

                            REGULATORY REQUIREMENTS

     Section 15.1. Applicable Regulatory Authority and CCC Regulation. Notwithstanding anything to the contrary in this Agreement:

          (a) This Agreement will be deemed to include all provisions required by the Casino Control Act, the Indiana Riverboat Act, and the Mississippi Gaming Control Act and to the extent that anything contained in this Agreement is inconsistent with such acts, the provisions of such acts shall govern. All provisions of the Casino Control Act, the Indiana Riverboat Act, and the Mississippi Gaming Control Act to the extent required by law to be included in this Agreement, are incorporated herein by reference as if fully restated in this Agreement.

          (b) If the continued holding of a Partnership Interest by any Partner will disqualify the Partnership to continue as the owner and operator of a casino licensed in the State of New Jersey under the provisions of the Casino Control Act, such Partner shall enter into such escrow, trust or similar arrangement as may be required by the Commission under the circumstances. It is the intent of this Section 15.1 to set forth procedures to permit the Partnership to continue, on an uninterrupted basis, as the owner and operator of a casino licensed under the provisions of the Casino Control Act.

          (c) All transfers (as defined by the Casino Control Act and the governing laws, statutes rules and regulations of any Applicable Regulatory Authority) of securities (as defined by the Casino Control Act and the governing laws, statutes rules and regulations of any Applicable Regulatory Authority), shares and other interests in the Partnership shall be subject to the right of prior approval by the Applicable Regulatory Authority; and
     (b) the Partnership shall have the absolute right to repurchase in accordance with Section 15.3, any security, share or other interest in the Partnership in the event that the Applicable Regulatory Authority disapproves a transfer in accordance with the provisions of the Casino Control Act.

          (d) Each Partner hereby agrees to cooperate reasonably and promptly with the others in obtaining any and all licenses, permits or approvals required by any Applicable Regulatory Authority or deemed expedient by the Partners.

     Section 15.2. Additional Applicable Regulatory Authority Regulation. No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of Partnership Interests unless such Person agrees in writing to: (i) provide to the Applicable Regulatory Authorities information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by the Applicable Regulatory Authorities; (ii) respond to written or oral questions that may be propounded by the Applicable Regulatory Authorities and (iii) consent to the performance of any background investigation that may be required by the IGC, including without limitation thereto, an investigation of any criminal record of such Person.

     Section 15.3. Disqualified Holders. Notwithstanding any other provision of this Agreement, Partnership Interests held by a Disqualified Holder (or in the case of a Disqualified Holder of securities of the General Partner, the corresponding Partnership Interest of the General Partner) shall be subject to redemption at any time by the Partnership by action of the General Partner, pursuant to this Section 15.3 as follows:

          (a) the redemption price of the Partnership Interest to be redeemed pursuant to this Section 15.3 shall be equal to the Fair Market Value of such Partnership Interest or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

          (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof; provided, however, in the case of a redemption mandated by the CCC, the redemption price shall be paid in cash;

          (c) if less than all the Partnership Interest held by Disqualified Holders are to be redeemed, the Partnership Interest to be redeemed shall be selected in such manner as shall be determined by the General Partner, which may include selection first of the most recently purchased portion thereof, selection by lot, or selection in any other manner determined by the General Partner;

          (d) at least thirty (30) days' written notice of the Redemption Date shall be given to the record holders of the Partnership Interest selected to be redeemed (unless waived in writing by any such holder); provided, however, that the Redemption Date shall be deemed to be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the Certificates of Interests for their Partnership Interests to be redeemed;

          (e) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of Partnership Interests selected for redemption (including without limitation any rights to vote or participate in distribution) shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (f) such other terms and conditions as the General Partner shall determine.

                                  ARTICLE XVI.

                               GENERAL PROVISIONS

     Section 16.1. Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when delivered in person or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 16.1, the addresses of the parties hereto shall be as set forth below their name on the signature page hereof. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

     Section 16.2. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

     Section 16.3. No Third Party Beneficiaries. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

     Section 16.4. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     Section 16.5. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     Section 16.6. Entire Agreement. This Agreement (together with the Exhibit and Schedules hereto) contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     Section 16.7. Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     Section 16.8. Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

     Section 16.9. Number of Days. In computing the number of days (other than Business Days) for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a date which is not a Business Day, then the final day shall be deemed to be the next Business Day.

     Section 16.10. Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Limited Partners in the carrying on of their own respective businesses or activities.

     Section 16.11. Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     Section 16.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns, including any pledgee upon the foreclosure of any pledge of a Partner's Partnership Interest in the Partnership.

     Section 16.13. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.

                                  GENERAL PARTNER:

                                  TRUMP HOTELS & CASINO RESORTS, INC.

                                  By:
                                     ---------------------------------
                                      Name:  Robert M. Pickus
                                      Title: Executive Vice President
                                               and Secretary
                                      Address:  Mississippi Avenue and
                                                The Boardwalk
                                                Atlantic City,
                                                New Jersey 08401

                                  LIMITED PARTNERS:  (Addresses
                                  are as set forth on Schedule I):

                                  DONALD J. TRUMP


                                  By:
                                      --------------------------------
                                        Donald J. Trump


                                  TRUMP CASINOS, INC.


                                  By:
                                       --------------------------------
                                       Donald J. Trump
                                       President

                                  THCR/LP CORPORATION


                                  By:
                                       --------------------------------
                                       Name:  Nicholas F. Moles
                                       Title: Secretary

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

     BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, personally appeared Donald J. Trump, an individual, who, I am satisfied, is the person who has signed the within instrument on his own behalf, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his personal capacity as an individual, and that the within instrument is his voluntary act and deed.



                                             --------------------------------
                                                  Notary Public

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

     BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, personally appeared Robert M. Pickus, the Executive Vice President and Secretary of Trump Hotels & Casino Resorts, Inc., a Delaware corporation, who, I am satisfied, is the person who has signed the within instrument on behalf of such corporation, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as such officer aforesaid, and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.


                                            --------------------------------
                                                Notary Public

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

     BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, personally appeared Donald J. Trump, the President of Trump Casinos, Inc., a New Jersey corporation, who, I am satisfied, is the person who has signed the within instrument on behalf of such corporation, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as such officer aforesaid, and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.



                                            --------------------------------
                                                Notary Public

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

     BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, personally appeared Nicholas F. Moles, the Secretary of THCR/LP Corporation, a New Jersey corporation, who, I am satisfied, is the person who has signed the within instrument on behalf of such corporation, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as such officer aforesaid, and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.




                                            --------------------------------
                                                Notary Public

                                   SCHEDULE I

                        AGGREGATE CAPITAL CONTRIBUTIONS

Partner                          Contribution           Percentage Interest
- -------                          ------------           -------------------
Trump Hotels & Casino          $516,002,095.27          70.19992% general
Resorts, Inc.                                           partner

Donald J. Trump                $ 93,337,725.62          21.20677%* limited
725 Fifth Avenue                                        partner
New York, N.Y. 10022

Trump Casinos, Inc.            $ 43,921,854.66          4.47082% limited partner
1000 The Boardwalk
Atlantic City, NJ 08401

THCR/LP Corporation            $ 40,499,861.91          4.12249% limited partner
1000 The Boardwalk
Atlantic City, N.J. 08401



* Certificate No. 4 represents 99.89004% of such percentage interest and Certificate No. 4-A represents 0.10996% of such percentage interest.




Dated:  April 17, 1996

                                  SCHEDULE II

                 CAPITAL CONTRIBUTIONS PRIOR TO APRIL 17, 1996

Partner                              Contribution      Percentage Interest
- -------                              ------------      -------------------
Trump Hotels & Casino
Resorts,  Inc.                       $140,933,338      60.15936% general
                                                       partner

Donald J. Trump                      $ 93,333,333      39.84064% limited
                                                       partner



Dated:  April 17, 1996

                                  SCHEDULE III

                  CAPITAL CONTRIBUTIONS IN CONNECTION WITH THE
                              MERGER TRANSACTIONS
          (Excluding underwriters' exercise of over-allotment option in connection with THCR Common Stock Offering)

                  Partner                             Contribution
                  -------                             ------------

      Trump Hotels & Casino Resorts, Inc.            $375,068,757.27

      Donald J. Trump                                $      4,392.62

      Trump Casinos, Inc.                            $ 43,921,854.66

      THCR/LP Corporation                            $ 40,499,861.91




Dated: April 17, 1996